     As filed with the Securities and Exchange Commission on October 1, 2004
                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         NORTH FORK BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                    36-3154608
(State or other jurisdiction of incorporation or             (I.R.S. Employer
                 organization)                            Identification Number)

275 BROADHOLLOW ROAD, MELVILLE, NEW YORK                          11747
(Address of Principal Executive Offices)                       (Zip Code)

              GREENPOINT FINANCIAL CORP. 1999 STOCK INCENTIVE PLAN

                           (Full title of the plan(s))


                                 DANIEL M. HEALY
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         NORTH FORK BANCORPORATION, INC.
                              275 BROADHOLLOW ROAD
                               MELVILLE, NY 11747
                     (Name and address of agent for service)

                                 (631) 844-1004
          (Telephone number, including area code, of agent for service)
                              ---------------------
                         CALCULATION OF REGISTRATION FEE

                                                  PROPOSED
                                                  MAXIMUM        PROPOSED MAXIMUM
    TITLE OF SECURITIES         AMOUNT TO BE   OFFERING PRICE   AGGREGATE OFFERING       AMOUNT OF
   TO BE REGISTERED (1)        REGISTERED (2)    PER SHARE           PRICE (3)       REGISTRATION FEE
-----------------------------  --------------  --------------   ------------------   ----------------
Common stock, $0.01 par value    5,945,025          N/A           $262,710,654.80       $33,285.44

(1) Pursuant to an Agreement and Plan of Merger, dated as of February 15, 2004, by and between the Registrant and GreenPoint Financial Corp., a Delaware corporation ("GreenPoint"), the Registrant assumed the GreenPoint Financial Corp. 1999 Stock Incentive Plan (the "Plan") and all outstanding stock options and other rights granted thereunder at the effective time of the merger of GreenPoint with and into the Registrant.

(2) Represents the total number of shares of common stock of the Registrant ("Registrant Common Stock") currently reserved or available for issuance upon the exercise of stock options or other rights granted or to be granted under the Plan, adjusted to reflect the exchange ratio of
         1.0514 shares of Registrant Common Stock for each share of common stock of GreenPoint.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of Registrant Common Stock on September 30, 2004, as reported on The New York Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified by Items 1 and 2 of Part I of this Post-Effective Amendment is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the GreenPoint Financial Corp. 1999 Stock Incentive Plan, as required by Rule 428(b) under the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the U.S. Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, as amended;

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

(d) The Registrant's Current Reports on Form 8-K filed on February 17, 2004, March 4, 2004, March 8, 2004, March 31, 2004, April 2, 2004, April 23,
      2004, May 4, 2004, May 27, 2004, June 29, 2004, July 16, 2004, August 31,
      2004, and October 1, 2004;


(e) The portions of the Registrant's proxy statement for the annual meeting of stockholders held on April 27, 2004 that have been incorporated by reference in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003; and

(f) The description of the Registrant's common stock set forth in registration statements filed by the Registrant pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for purposes of updating any such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the "DGCL") generally provides that a corporation may indemnify directors, officers, employees or agents against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

Subsection (a) of Section 145 of the DGCL ("Section 145") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 further provides that, among other things, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under
Section 145.

Indemnification as described above shall be granted in a specific case only upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of directors who were not parties to such proceeding, (b) a committee of such directors designated by majority vote of such directors, (c) independent legal counsel in a written opinion if there are no such disinterested directors or if such disinterested directors so direct or (d) the stockholders.

Article 8.1 of the By-laws of the Registrant provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him to the fullest extent permitted by the DGCL and any other applicable law, as may be in effect from time to time.

Article 8.2 of the By-laws of the Registrant provides that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the Registrant or is serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him to the extent permitted by the DGCL and any other applicable law, as may be in effect from time to time.

Section 102(b)(7) of the DGCL ("Section 102(b)(7)") permits the certificate of incorporation of a corporation to limit or eliminate a director's personal liability to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (dealing with unlawful dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Article 10 of the Registrant's Certificate of Incorporation provides that, subject only to the express prohibitions on elimination or limitation of liability of directors set forth in Section 102(b)(7), as it now exists or may be hereinafter amended, directors shall not be liable for monetary damages in excess of $25,000 per occurrence resulting from a breach of their fiduciary duties.

The Registrant maintains a directors' and officers' liability insurance policy providing for the insurance on behalf of any person who is or was a director or officer of the Registrant and subsidiary companies against any liability incurred by him in any such capacity or arising out of his status as such. The insurer's limit of liability under the policy is $100,000,000 in the aggregate for all insured losses per year. The policy contains various reporting requirements and exclusions.

The Federal Deposit Insurance Act (the "FDI Act") provides that the Federal Deposit Insurance Corporation ("FDIC") may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were "institution-affiliated parties," as defined under the FDI Act, in order to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. FDIC regulations prohibit, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
4.1       Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K
          for the year ended December 31, 2002, filed on March 28, 2003).
4.2       By-laws of the Registrant (incorporated by reference to Exhibit 3.2 of the
          Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30,
          2002, filed on August 6, 2002).
5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1      Consent of KPMG LLP, New York, New York.
23.2      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit
          5.1).
24.1      Power of Attorney (included on the signature page hereto).

ITEM 9.  UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) - (g) Not Applicable.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (i) Not Applicable.

      (j) Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melville, State of New York, on October 1, 2004.

                                    NORTH FORK BANCORPORATION, INC.


                                    By:    /s/ John Adam Kanas
                                       ---------------------------------
                                       Name:  John Adam Kanas
                                       Title: President, Chief Executive Officer
                                              and Chairman of the Board

                                POWER OF ATTORNEY

We, the undersigned officers and directors of North Fork Bancorporation, Inc. hereby severally and individually constitute and appoint Daniel M. Healy, the true and lawful attorney and agent (with full power of substitution and resubstitution in each case) of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorney and agent to have power to act and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person and we hereby ratify and confirm our signatures as they may be signed by our said attorney and agent to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on October 1, 2004.

                        NAME                                                     TITLE

   /s/  John Adam Kanas                                 President, Chief Executive Officer and Chairman of the Board
-----------------------------------------------------
      John Adam Kanas

   /s/  Daniel M. Healy                                 Director, Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (Principal Financial and Accounting Officer)
      Daniel M. Healy

   /s/  John Bohlsen                                    Vice Chairman of the Board
-----------------------------------------------------
      John Bohlsen

   /s/  Josiah T. Austin                                Director
-----------------------------------------------------
      Josiah T. Austin

-----------------------------------------------------   Director and Senior Executive Vice President
      Bharatt B. Bhatt

-----------------------------------------------------   Director
      Karen M. Garrison

   /s/  Katherine Heaviside                             Director
-----------------------------------------------------
      Katherine Heaviside

-----------------------------------------------------   Director
      William M. Jackson

-----------------------------------------------------   Director
      Thomas S. Johnson

   /s/  Raymond A. Nielsen                              Director
-----------------------------------------------------
      Raymond A. Nielsen

-----------------------------------------------------   Director
      Alvin N. Puryear

   /s/  James F. Reeve                                  Director
-----------------------------------------------------
      James F. Reeve

   /s/  George H. Rowsom                                Director
-----------------------------------------------------
      George H. Rowsom

   /s/  Kurt R. Schmeller                               Director
-----------------------------------------------------
      Kurt R. Schmeller

   /s/  A. Robert Towbin                                Director
-----------------------------------------------------
      A. Robert Towbin

   /s/  Alan J. Wilzig                                  Director
-----------------------------------------------------
      Alan J. Wilzig